UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2011

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2011 the Company entered into Amendment No. 4 to Employment Agreement with Nicholas Konidaris, the Company’s President and Chief Executive Officer. This amendment amended certain provisions of the Employment Agreement, dated January 7, 2004, as amended, so that they comply with Section 409A of the Internal Revenue Code. The amended provisions provided for post-termination continued vesting of equity awards for two years following termination without cause and, solely with respect to awards granted after September 30, 2009, three years following retirement after age 67. These provisions were amended so that, with respect to performance-based restricted stock units with a performance period longer than two years or three years, as applicable, payment will be made at the end of the performance period in a prorated number of shares, and, with respect to time-based restricted stock units, a prorated number of shares will be paid at termination. The amendment also makes clear that the terms of the Employment Agreement control in the event they are inconsistent with the terms of any award agreement. This summary description is qualified in its entirely by reference to Amendment No. 4 to Employment Agreement filed as Exhibit 10 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Shareholders of the Company was held pursuant to notice at 2:00 p.m. Pacific Daylight Time on August 11, 2011 at the Company’s offices in Portland, Oregon to consider and vote upon:

Proposal 1	To elect the two directors named in the proxy statement for a term of three years. Barry L. Harmon and Edward C. Grady are nominees for election for three year terms.

Proposal 2	To ratify the appointment of KPMG LLP as ESI’s independent registered public accounting firm for the fiscal year ending March 31, 2012.

Proposal 3	To approve, on an advisory basis, the compensation of our named executive officers.

Proposal 4	To indicate, on an advisory basis, the preferred frequency of the shareholder advisory vote on the compensation of our named executive officers.

The final results of the voting on these proposals were as follows:

Proposal 1

Election of Director	For	Withheld	Broker Non-Votes
Barry L. Harmon	24,994,928	416,056	1,881,426
Edward C. Grady	24,663,211	747,773	1,881,426

Proposal 2

For	Against	Abstain
25,623,169	1,661,771	7,470

Proposal 3

For	Against	Abstain
24,837,685	448,045	125,254

Proposal 4

1 Year	2 Years	3 Years	Abstain
23,276,699	9,720	1,994,184	130,381

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10	Amendment No. 4 to Employment Agreement, dated August 11, 2011, between the Company and Nicholas Konidaris.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2011.

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration,
Chief Financial Officer and Secretary

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